EX-31 Rule 13a-14(d)/15d-14(d) Certifications.
I, David Nass, certify that:
1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on
Form 10-K of the UBS-Barclays Commercial Mortgage Trust 2012-C4 (the "Exchange Act
periodic reports");
2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;
4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and
5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.
In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors,
LLC, as Special Servicer, U.S. Bank National Association, as Trustee, Certificate
Administrator and Custodian, TriMont Real Estate Advisors, Inc., as Operating Advisor,
CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant,
National Tax Search, LLC, as Servicing Function Participant, Midland Loan Services, a
Division of PNC Bank, National Association, as Primary Servicer for the 1000 Harbor
Boulevard Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the
1000 Harbor Boulevard Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee,
Certificate Administrator, and Custodian for the 1000 Harbor Boulevard Mortgage Loan,
and Park Bridge Lender Services LLC, as Operating Advisor for the 1000 Harbor
Boulevard Mortgage Loan.
Dated: March 27, 2015
/s/ David Nass
David Nass
President and Chief Executive Officer
(senior officer in charge of securitization of the depositor)